Exhibit 99.2
Pharma-Bio Serv to Present at the LD Micro Conference on December 2, 2014
DORADO, PUERTO RICO, November 25, 2014, Pharma-Bio Serv, Inc. (OTCQB: PBSV), a compliance, project management and technology transfer support consulting firm, announced today that the Company will be a featured presenter at the LD MICRO Main Event VII Conference at the Luxe Sunset, Los Angeles, CA on Tuesday, December 2, 2014 at 3:00 pm PDT, Track 2. The Company will be available for investor one-on-one meetings on December 2 and 3, 2014.

About LD Micro

LD Micro is an investment newsletter firm that focuses on finding undervalued companies in the micro-cap space. Since 2002, the firm has published reports on select companies throughout the year. The firm also hosts the LD Micro Invitational. It is a non-registered investment advisor. For more information, please contact 408-457-1042 or visit www.ldmicro.com.

About Pharma-Bio Serv Inc.

Pharma-Bio Serv is a compliance, project management and technology transfer support consulting firm, headquartered in Puerto Rico, with operations in the U.S., Ireland and Spain. Pharma-Bio Serv's core business is FDA and international agencies regulatory compliance related services with integrated portfolio services including microbiological and chemical testing services for clients in the Pharmaceutical, Biotechnology, Chemical, Medical Device, Cosmetic, Food and Allied Products industries, at its laboratory testing facility in Puerto Rico. Services also include "Integratek," an information technology consulting practice, and "Pharma Serv Academy" a division that provides technical and regulatory standards seminars/training conducted by industry experts. The Company's global team includes more than 300 leading engineering and life science professionals, quality assurance managers and directors.

Forward Looking Statements

This news release and the presentation contain "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements may include information regarding the plans, intentions, expectations, future financial performance, or future operating performance of Pharma-Bio Serv. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release. Although Pharma-Bio Serv's management believes these expectations, estimates, or projections to be reasonable as of the date of this news release, forward-looking statements are inherently subject to significant business risks, economic and competitive uncertainties, or other contingencies, which could cause its actual results or performance to differ materially from what may be expressed or implied in the forward-looking statements. Important factors that could cause Pharma-Bio Serv's actual results or performance to differ materially from the forward-looking statements include those set forth in the "Risk Factors" section of Pharma-Bio Serv's Annual Report on Form 10-K for the year ended October 31, 2013 and in its other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Pharma-Bio Serv disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Relations Contact:

Scott Gordon
President
CorProminence LLC
scottg@corprominence.com
631 703 4900